As filed with the Securities and Exchange Commission on May 11, 2017

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

National Energy Services Reunited Corp.

(Exact name of registrant as specified in its charter)

British Virgin Islands	6770	N/A
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

777 Post Oak Blvd., Suite 800
Houston, Texas 77056
(713) 293-2935

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Sherif Foda

Chief Executive Officer
777 Post Oak Blvd., Suite 800
Houston, Texas 77056
(713) 293-2935

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Stuart Neuhauser, Esq. Barry I. Grossman, Esq. Ellenoff Grossman & Schole LLP 1345 Avenue of the Americas New York, New York 10105 Telephone: (212) 370-1300	Michael Killourhy Simon Schilder Ogier Ritter House, 6th Floor Wickhams Cay II PO Box 3170 Road Town, Tortola British Virgin Islands, VG1110 Telephone: +1 (284) 852-7300	Mitchell S. Nussbaum, Esq. Giovanni Caruso, Esq. Loeb & Loeb LLP 345 Park Avenue New York, New York 10154 Telephone: (212) 407-4000

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☒ 333-217006

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐		Accelerated filer	☐
Non-accelerated filer	☒	(Do not check if a smaller reporting company)	Smaller reporting company	☐

 Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Security Being Registered	Amount Being Registered(1)	Proposed Maximum Aggregate Price Per Security(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee(3)
Units, each consisting of one ordinary share of no par value and one warrant	1,150,000 Units	$10.00	$11,500,000	$1,333
Ordinary shares included in the Units(4)	1,150,000 Shares	—	—	—	(5)
Warrants included in the Units(4)	1,150,000 Warrants	—	—	—	(5)
Total			$11,500,000	$1,333

(1)

Represents only the additional number of securities being registered and includes 150,000 units, consisting of 150,000 ordinary shares and 150,000 warrants, which may be issued upon exercise of a 45-day option granted to the underwriters to cover over-allotments, if any. Does not include the securities that the Registrant previously registered on the Registration Statement on Form S-1 (File No. 333-217006).

(2)	Estimated solely for the purpose of calculating the registration fee.

(3)	The Registrant previously registered securities having a proposed maximum aggregate offering price of $230,000,000 on its Registration Statement on Form S-1, as amended (File No. 333-217006), which was declared effective by the Securities and Exchange Commission on May 11, 2017. In accordance with Rule 462(b) under the Securities Act, an additional number of securities having a proposed maximum aggregate offering price of $11,500,000 is hereby registered, which includes securities issuable upon the exercise of the underwriters’ over-allotment option.

(4)	Pursuant to Rule 416, there are also being registered an indeterminable number of additional securities as may be issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(5)	No fee required pursuant to Rule 457(g) under the Securities Act.

The Registrant Statement shall become effective upon filing with the Securities and Exchange Commission in accordance with Rule 462(b) under the Securities Act of 1933, as amended.

EXPLANATORY NOTE

This Registration Statement on Form S-1 is being filed by National Energy Services Reunited Corp., a British Virgin Islands corporation (the “Registrant”), pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and General Instruction V to Form S-1. This Registration Statement relates to the Registrant’s Registration Statement on Form S-1, as amended (File No. 333-217006) (the “Prior Registration Statement”), initially filed by the Registrant on March 29, 2017 and declared effective by the Securities and Exchange Commission on May 11, 2017.

This Registration Statement covers the registration of an additional 1,150,000 of the Registrant’s units, each consisting of one share of the Registrant’s ordinary shares, no par value and one warrant, each warrant entitling the holder thereof to purchase one-half of one ordinary share of the Registrant, including 150,000 units that may be purchased by the underwriters to cover over-allotments, if any.

The required opinions of counsel and related consents and accountant’s consent are attached hereto and filed herewith. Pursuant to Rule 462(b), the contents of the Prior Registration Statement, including the exhibits thereto, are incorporated by reference into this Registration Statement.

CERTIFICATION

The registrant hereby certifies to the Securities and Exchange Commission that (1) it has instructed its bank to pay the filing fee set forth on the cover page of this Registration Statement by a wire transfer of such amount to the Commission’s account at U.S. Bank as soon as practicable (but no later than the close of business as of May 12, 2017), (2) it will not revoke such instructions, (3) it has sufficient funds in the relevant account to cover the amount of such filing fee and (4) it will confirm receipt of such instructions by its bank during regular business hours no later than May 12, 2017.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the 11th day of May, 2017.

NATIONAL ENERGY SERVICES REUNITED CORP.

By:	/s/ Sherif Foda
Name:	Sherif Foda
Title:	Chief Executive Officer and Chairman of the Board

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Position	Date

/s/ Sherif Foda	Chief Executive Officer and Chairman of the Board (Principal Executive Officer)	May 11, 2017
Sherif Foda
/s/ Thomas Wood	Chief Financial Officer and Director	May 11, 2017
Thomas Wood	(Principal Financial and Accounting Officer)

/s/ Antonio J. Campo Mejia	Director	May 11, 2017
Antonio J. Campo Mejia

/s/ Hala Zeibak	Director	May 11, 2017
Hala Zeibak

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EXHIBIT INDEX

Exhibit No.	Description

5.1	Opinion of Ogier, BVI counsel to the Registrant.

5.2	Opinion of Ellenoff Grossman & Schole LLP, U.S. counsel to the Registrant.

23.1	Consent of Marcum LLP.

23.2	Consent of Ogier (included on Exhibit 5.1).

23.3	Consent of Ellenoff Grossman & Schole LLP (included on Exhibit 5.2).

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